Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Nobility Homes, Inc.

Ocala, Florida

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-102919 and No. 333-193608) of Nobility Homes, Inc., of our report dated May 20, 2024, relating to the consolidated financial statements of Nobility Homes, Inc. as of and for the year ended November 04, 2023 which appear in this Form 10-K.

/s/ Hancock Askew & Co., LLP

Jacksonville, Florida

May 20, 2024